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                          BATTLE MOUNTAIN GOLD COMPANY
                COMPUTATIONS OF EARNINGS (LOSS) PER COMMON SHARE

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                                                                                   Three months ended         Nine months ended
                                                                                     September 30               September 30
                                                                                    1998          1997         1998         1997
                                                                                    ----         ----        ----         ----
Millions, except per share amounts
BASIC EARNINGS (LOSS) PER SHARE
  Net income (loss)
    Net income (loss)                                                             $  (7.7)       24.1      $ (18.6)       10.1
    Deduct dividends on preferred shares                                             (1.9)       (1.9)        (5.6)       (5.6)
                                                                                  -------      ------      -------      ------
    Net income (loss) applicable to common stock                                  $  (9.6)     $ 22.2      $ (24.2)     $  4.5
                                                                                  =======      ======      =======      ======
  Shares
    Weighted average number of common shares outstanding                            229.8       229.7        229.8       229.7
                                                                                  =======      ======      =======      ======
  Basic earnings (loss) per common share                                          $(0.042)     $0.097      $(0.105)     $0.020
                                                                                  =======      ======      =======      ======

DILUTED EARNINGS (LOSS) PER SHARE
   Net income (loss) applicable to common stock                                   $  (9.6)     $ 22.2      $ (24.2)     $  4.5
                                                                                  =======      ======      =======      ======
   Shares
     Weighted average number of common shares outstanding                           229.8       229.7        229.8       229.7
     Effect on shares, assuming conversion of
       Convertible debentures                                                          -          4.8           -          4.8
       Stock options                                                                   -          0.1           -          0.1
                                                                                  -------      ------      -------      ------
     Weighted average number of common shares outstanding, as adjusted              229.8       234.6        229.8       234.6
                                                                                  =======      ======      =======      ======
   Diluted earnings (loss) per share, assuming conversion                         $(0.042)     $0.095      $(0.105)     $0.019
                                                                                  =======      ======      =======      ======

CALCULATIONS OF CONVERSIONS OF SECURITIES PRODUCING ANTI-DILUTIVE RESULTS
  CONVERSION OF PREFERRED SHARES
    Net income (loss)
      Net income (loss) applicable to common stock                                $  (9.6)     $ 22.2      $ (24.2)     $  4.5
      Effect on net income (loss) if preferred shares were converted                  1.9         1.9          5.6         5.6
                                                                                  -------      ------      -------      ------
        Net income (loss), as adjusted                                            $  (7.7)     $ 24.1      $ (18.6)     $ 10.1
                                                                                  =======      ======      =======      ======
    Shares
      Weighted average number of common shares outstanding                          229.8       229.7        229.8       229.7
      Effect on average shares outstanding if preferred shares were converted        11.0        11.0         11.0        11.0
                                                                                  -------      ------      -------      ------
      Weighted average number of common shares outstanding, as adjusted             240.8       240.7        240.8       240.7
                                                                                  =======      ======      =======      ======
    Diluted earnings (loss) per share, assuming conversion                        $(0.032)     $0.100      $(0.077)     $0.042
                                                                                  =======      ======      =======      ======

  CONVERSION OF DEBENTURES
    Net loss
      Net loss applicable to common stock                                         $  (9.6)         -       $ (24.2)         -
      Effect on net loss if debentures were converted                                 1.0          -           2.9          -
                                                                                  -------                  -------
        Net loss, as adjusted                                                     $  (8.6)         -       $ (21.3)         -
                                                                                  =======                  =======
    Shares
      Weighted average number of common shares outstanding                          229.8          -         229.8          -
      Effect on average shares outstanding if debentures were converted               4.8          -           4.8          -
                                                                                  -------                  -------
      Weighted average number of common shares outstanding, as adjusted             234.6          -         234.6          -
                                                                                  =======                  =======
    Diluted loss per share, assuming conversion                                   $(0.037)         -       $(0.091)         -
                                                                                  =======                  =======

  CONVERSION OF OPTIONS
    Net loss
      Net loss applicable to common stock                                         $  (9.6)         -       $ (24.2)         -
                                                                                  =======                  =======
    Shares
      Weighted average number of common shares outstanding                          229.8          -         229.8          -
      Effect on average shares outstanding if options were converted                  0.1          -           0.1          -
                                                                                  -------                  -------
      Weighted average number of common shares outstanding, as adjusted             229.9          -         229.9          -
                                                                                  =======                  =======
    Diluted loss per share, assuming conversion                                   $(0.042)         -       $(0.105)         -
                                                                                  =======                  =======

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